BLACKROCK Debt Strategies Fund, Inc.

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TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/9/2006	HEALTHSOUTH CORP	375,000,000	9,000,000	Merrill Lynch Citigroup Global Markets JP Morgan Deutsche Bank Securities Goldman Sachs Wachovia Capital Markets
6/9/2006	HEALTHSOUTH CORP	625,000,000	6,750,000	Merrill Lynch Citigroup Global Markets JP Morgan Deutsche Bank Securities Goldman Sachs Wachovia Capital Markets
6/19/2006	INTELSAT BERMUDA LTD	260,000,000	7,500,000	Deutsche Bank Securities Lehman Brothers Citigroup Credit Suisse Bear Stearns Goldman Sachs Merrill Lynch BNP Paribas JP Morgan RBS Greenwich Capital
6/19/2006	PANAMSAT CORP	1,010,000,000	5,650,000	Deutsche Bank Securities Lehman Brothers Citigroup Credit Suisse Bear Stearns Goldman Sachs Merrill Lynch BNP Paribas JP Morgan RBS Greenwich Capital
8/3/2006	FORD MOTOR CREDIT	2,250,000,000	3,000,000	BNP Paribas Merrill Lynch UBS Securities BNY Captial Markets Comerica Securities Dresdner Kleinwort Wasserstein Secs.

BLACKROCK Debt Strategies Fund, Inc.

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11/1/2006	IDEARC INC	2,850,000	4,800,000

J.P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; ABN AMRO Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Greenwich Capital Markets, Inc.; Lehman Brothers Inc.; Mitsubishi UFJ Securities International plc; RBC Capital Markets Corporation; UBS Securities LLC; Wachovia Capital Markets, LLC

11/30/2006	UNITED AUTO GROUP	3,250,000	1,000,000	JPMorgan; Banc of America Securities LLC; Merrill Lynch & Co.; Wachovia Securities
12/4/2006	UNITED AUTO GROUP	50,000,000	480,000	JPMorgan; Banc of America Securities LLC; Merrill Lynch & Co.; Wachovia Securities

BLACKROCK Debt Strategies Fund, Inc.

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12/7/2006	FORD MOTOR COMPANY	4,500,000,000	3,940,000

Citigroup Global Markets Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; The Royal Bank of Scotland plc; ABN AMRO Rothschild LLC; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; UBS Securities LLC; Scotia Capital (USA) Inc.; Bear, Stearns & Co. Inc.; Calyon Securities (USA) Inc.; Comerica Securities, Inc.; Dresdner Kleinwort Wasserstein Securities LLC; Harris Nesbitt Corp.; BNY Capital Markets, Inc.; Fortis Securities LLC; PNC Capital Markets, Inc.; Wells Fargo Securities, LLC

12/11/2006	FORD MOTOR CREDIT 345397VC4	1,500,000	3,290,000	Deutsche Bank Securities; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley
12/11/2006	FORD MOTOR CREDIT 345397VD2	1,500,000	4,480,000	Deutsche Bank Securities; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley
12/13/2006	NAVIOS MARITIME HOLDINGS	300,000,000	1,500,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities Inc.; Banc of America Securities LLC; S. Goldman Advisors LLC

BLACKROCK Debt Strategies Fund, Inc.

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1/9/2007	INTELSTAT	600,000,000	1,050,000	Deutsche Bank Securities; Lehman Brothers; Citigroup; Credit Suisse; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch & Co.; BNP Paribas; JPMorgan; RBS Greenwich Capital
1/17/2007	ARMARK CORPORATION	500,000,000	2,500,000

JPMorgan; Goldman, Sachs & Co.; Citigroup; Barclays Capital; Wachovia Securities; Calyon Securities (USA); GE Capital Markets, Inc.; HVB Capital Markets; Mitsubishi UFJ Securities; Mizuho International plc; NatCity Investments, Inc.; PNC Capital Markets LLC; Rabo Securities USA, Inc.; RBS Greenwich Capital

1/18/2007	OPEN SOLUTIONS	325,000,000	1,010,000	Wachovia Securities; JPMorgan; Merrill Lynch & Co.; GE Capital Markets, Inc.
2/1/2007	YANKEE CANDLE 984756AC0	200,000,000	650,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/1/2007	YANKEE CANDLE 984756AA4	325,000,000	810,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated